CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of The Advisors' Inner Circle Fund II and to the use of our report dated September 23, 2014 on the financial statements and financial highlights of the Clear River Fund, a series of shares of beneficial interest of The Advisors' Inner Circle Fund II. Such financial statements and financial highlights appear in the July 31, 2014 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.


                                                  /s/ BBD LLP
                                                  -----------
                                                  BBD, LLP


PHILADELPHIA, PENNSYLVANIA
NOVEMBER 26, 2014